Exhibit 23.5

上海市浦东新区杨高南路729号陆家嘴世纪金融广场1号楼40层

40/F, Building No.1 of Lujiazui Century Financial Plaza, 729 South Yanggao Road, Pudong District, Shanghai

电话(Tel): +86-21-6106 0889 传真(Fax): +86-21-6106 0890 网址(Website): www.junzejun.com

BIT Mining Limited

14F, West Side, Block B, Building No. 7

Shenzhen Bay Eco-Technology Park

Nanshan District, Shenzhen 518115

The People’s Republic of China

+86 755-8835-2500

Dear Madams and Sirs:

We hereby consent to the use of our name under the headings “ENFORCEABILITY OF CIVIL LIABILITIES” and “LEGAL MATTERS” in the prospectus included in the registration statement on Form F-3, filed by BIT Mining Limited with the U.S. Securities and Exchange Commission on July 30, 2021, under the United States Securities Act of 1933, as amended.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ JunZeJun Law Offices

JunZeJun Law Offices